SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2007

ETHOS ENVIRONMENTAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30237	88-0467241
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6800 Gateway Park Drive San Diego, CA 92154
(Address of principal executive offices)
619-575-6800
(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Copy of all Communications to:
Luis Carrillo
SteadyLaw Group, LLP
501 W. Broadway, Suite 800
San Diego, CA 92101
main phone: 619.399.3090
fax: 619.330.1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT

ITEM 4.01.                      CHANGES IN REGISTRANT’S CERTIFYING ACCOUNT.

On November 5, 2007, Ethos Environmental, Inc. (the “Company”) appointed the firm of JH COHN LLP ("New Auditor") as the Company's independent auditor.

The Company has not consulted with the New Auditor regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements during the two most recent fiscal years through the present.

The appointment of the New Auditor as the Company's independent auditor was approved by the Board of Directors of the Company on November 5, 2007.

ITEM 4.02.	NONRELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On November 2, 2007, the chief executive officer and chief financial officer of the Company, under authority granted to them by, and with the approval of, the board of directors, concluded that our previously reported consolidated financial statements included in our annual report and quarterly reports for the periods listed below should no longer be relied upon:

•	Our annual report for the year ended December 31, 2006 filed with the Securities & Exchange Commission (“SEC”) on April 17, 2007;
•	Our quarterly report for the period ended March 31, 2007 filed with the SEC on May 21, 2007; and
•	Our quarterly report for the period ended June 30, 2007 filed with the SEC on August 22, 2007.

During the third quarter of 2007, we received a comment letter (the “Comment Letter”) from the SEC's Division of Corporation Finance (the “Staff”) relating to a review of our Form SB-2 filed on June 13, 2007, with such Comment Letter also including comments on our Form 10-KSB referenced above and our Form 10-QSB for the period ended March 31, 2007. Though the Company withdrew its Form SB-2 on November 6, 2007, in the course of responding to the Staff’s comments on the aforementioned filings, we reviewed the accounting treatment for various transactions. As a result of this review, on November 2, 2007, after discussion with our Board of Directors, we concluded that we should restate our consolidated financial statements for the periods set forth above. The effects of the restatements are as follows:

December 31, 2006:

•
The net loss decreased by $66,690 for the year ended December 31, 2006, due to the deletion of amortization expense from the financials.  The accounting for the reverse acquisition was changed to reflect a recapitalization.  Since the Company, as the accounting acquirer, is deemed to be a shell company, there should be no goodwill or other intangible assets recognized in conjunction with this transaction.  Accordingly, we removed the goodwill of $2,411,103 and the customer list of $2,000,726, and the corresponding amortization of $66,690, which is the only number affecting the previously reported net loss.  These changes also resulted in a decrease to additional paid in capital of $4,400,669, and an increase in earnings per share.

•	We reclassified depreciation expense from general and administrative expense to cost of sales per SAB11.B. The majority of the deprecation was due to the purchase of a building in 2006.
•	Other adjustments, reclassifications and timing adjustments which will change the amounts previously reported in the financial statements will be identified in an amended Form 10-KSB.

March 31, 2007

•	The net loss decreased by $1,943,067 resulting in a restated net loss of $924,407 for the quarter due to the following:

▪	Amortization of customer list was removed as previously stated above, ($100,036).
▪
Stock compensation increased by $2,121,460 due to the issuance of stock which had been valued incorrectly; the revalued stock compensation is based upon the fair market value at date of issuance  resulting in a reduction to income.

▪
The Company entered into a sale and leaseback transaction during this quarter for which revisions were made, the net effect of which resulted in an increase to income by $78,357 with changes to depreciation, lease expense and gain on sale of assets. This transaction has been accounted for as an operating lease per SFAS 13 and 28.  The contract has no bargain element and does not meet the other tests for classifying as a capital lease.

•	Other adjustments, reclassifications and timing adjustments which will change the amounts previously reported in the financial statements will be identified in an amended Form 10-QSB.

June 30, 2007

•	The loss increased by $452,402 resulting in a restated net loss of $7,243,577 for the quarter due to the following:

▪	Amortization of customer list was removed as previously stated above, in the amount of $100,036.
▪
Stock compensation increased by $646,000 due to the issuance of stock which had been valued incorrectly; the revalued stock compensation is based upon the fair market value at date of issuance resulting in an increase to the loss.

▪
The sale and leaseback transaction which was finalized during this quarter reflects changes, the net effect of which resulted in a decrease to the loss of $93,562, with changes to depreciation, interest expense, and gain on sale of assets.

•	Other adjustments, reclassifications and timing adjustments which will change the amounts previously reported in the financial statements will be identified in an amended Form 10-QSB.

Our chief executive officer and chief financial officer, under authority granted to them by the board of directors, discussed all of the foregoing and reviewed it with Peterson Sullivan PLLC, our independent registered public accounting firm for the periods mentioned above.

The Company anticipates filing corrected financial information for the year ended December 31, 2006 and the subsequent periods ended March 31, 2007 and June 30, 2007 in a timely manner, but in any event prior to November 19, 2007. However, the time required to complete the restatement cannot be stated with certainty at this time and will depend, in part, upon completion of Peterson Sullivan’s audit of the restatement.

Upon filing the restatements for the periods indicated above, we believe that we will have fully addressed all the comments in the Comment Letter. However, the Staff will review the restatements prior to finalizing the comment letter process. In addition, all of our current and future filings remain subject to scrutiny by the Staff.

Until we have reissued the restated results for the applicable periods discussed above, investors and other users of our filings with the SEC are cautioned not to rely on our financial statements in question, to the extent that they are affected by the accounting issues described above.

Certain statements included in Item 4.02 of this Current Report on Form 8-K, which are not historical facts, are forward-looking statements such as statements about the resolution of SEC comments and the filing of amended periodic reports to reflect the restatement. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this Current Report. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the SEC; also including, but not limited to, the outcome of the SEC's review process, higher than expected charges after completing the restatement process, and delays in filing amended periodic reports for the affected periods due to our efforts to complete the restatement and respond to SEC comments, any or all of which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 8, 2007	Ethos Environmental, Inc.
By:	/s/ Enrique de Vilmorin Enrique de Vilmorin, President & CEO